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                                                                    Exhibit 10.1

              GREAT AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                             EMPLOYMENT AGREEMENT


     This AGREEMENT ("Agreement") is made effective as of April 30, 2000, by and among Great American Federal Savings and Loan Association (the "Association"), a federally chartered savings institution, with its principal administrative office at 4750 Clairton Boulevard, Pittsburgh, Pennsylvania, 15236, GA Financial, Inc., a corporation organized under the laws of the State of Delaware, the holding company for the Association (the "Holding Company"), and Todd L. Cover ("Executive").

     WHEREAS, the Association wishes to assure itself of the services of Executive for the period provided in this Agreement; and

     WHEREAS, Executive is willing to serve in the employ of the Association on a full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES.

     During the period of his employment hereunder, Executive agrees to serve as Executive Vice President and Chief Operating Officer of the Association. Executive shall render administrative and management services to the Association such as are customarily performed by persons situated in a similar executive capacity. During said period, Executive also agrees to serve, if elected, as an officer of the Holding Company or any subsidiary of the Association.

2.   TERMS AND DUTIES.

     (a) The period of Executive's employment under this Agreement shall be deemed to have commenced as of April 1, 2000, and shall continue for a period of twenty-four (24) full calendar months thereafter. Commencing on or about April 30, 2001, and continuing on each April 30th thereafter, the disinterested members of the board of directors of the Association (the "Board") may extend the Agreement for a period of time such that the remaining term of the Agreement shall be two (2) years unless Executive elects not to extend the term of this Agreement by giving written notice in accordance with Section 8 of this Agreement. The Board will review the Agreement and Executive's performance annually for purposes of determining whether to extend the Agreement and the rationale and results thereof shall be included in the minutes of the Board's meeting. The Board shall give notice to Executive as soon as possible after such review as to whether the Agreement is to be extended.

     (b) During the period of Executive's employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence,
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Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Association and participation in community and civic organizations;
provided, however, that, with the approval of the Board, as evidenced by a
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resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with the Association, or materially affect the performance of Executive's duties pursuant to this Agreement.

     (c) Notwithstanding anything in this Agreement to the contrary, Executive's employment with the Association may be terminated by the Association or Executive during the term of this Agreement, subject to the terms and conditions of this Agreement.

3.   COMPENSATION AND REIMBURSEMENT.

     (a) The Association shall pay Executive as compensation a salary of $140,000 per year ("Base Salary"). Base Salary shall include any amounts of compensation deferred by Executive under any qualified or nonqualified plan maintained by the Association. Such Base Salary shall be payable in accordance with the Association's regular payroll practices. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the date of this Agreement. Such review shall be conducted by the Board or by a Committee of the Board, delegated such responsibility by the Board. The Committee or the Board may increase Executive's Base Salary. Any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement. In addition to the Base Salary provided in this Subsection 3(a), the Association shall also provide Executive, at no premium cost to Executive, with all such other benefits as are provided uniformly to permanent full-time employees of the Association.

     (b) Executive shall be entitled to participate in any employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Association will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would materially adversely affect Executive's rights or benefits thereunder; except to the extent such changes are made applicable to all Association employees on a non-discriminatory basis. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive shall be entitled to participate in or receive benefits under any employee benefit plans including but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Association in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive shall be entitled to incentive compensation and bonuses as provided for in any plan of the Association in which Executive is eligible to participate. Nothing paid to Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement.

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     (c)  In addition to the Base Salary provided for by paragraph (a) of this
Section 3 and other compensation provided for by paragraph (b) of this Section 3, the Association shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

     (a) Upon the occurrence of an Event of Termination (as defined in this Agreement) during Executive's term of employment under this Agreement, the provisions of this Section 4 shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Association of Executive's full-time employment hereunder for any reason other than a termination governed by Subsection 5(a) of this Agreement, or Termination for Cause, as defined in Section 7 of this Agreement;
(ii) Executive's resignation from the Association's employ upon any (A) failure to elect or reelect or to appoint or reappoint Executive as Executive Vice President and/or Chief Operating Officer, unless consented to by Executive, (B) a material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in
Section 1 of this Agreement, unless consented to by Executive, (C) a relocation of Executive's principal place of employment by more than 25 miles from its location at the effective date of this Agreement, unless consented to by Executive, (D) a material reduction in the benefits and perquisites to Executive from those being provided as of the effective date of this Agreement, unless consented to by Executive, or (E) a liquidation or dissolution of the Association or Holding Company, or (F) breach of this Agreement by the Association. Upon the occurrence of any event described in clauses (A), (B),
(C), (D), (E) or (F), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within six full months after the event giving rise to said right to elect.

     (b) Upon the occurrence of an Event of Termination, on the Date of Termination, as defined in Section 8 of this Agreement, the Association shall be obligated to pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be an amount equal
to the sum of:   (i) the amount of the remaining payments that Executive would have earned if he had continued his employment with the Association during the remaining term of this Agreement at Executive's Base Salary at the Date of Termination; and (ii) the amount equal to the annual contributions that would have been made on Executive's behalf to any employee benefit plans of the Association during the remaining term of this Agreement based on contributions made (on an annualized basis) at the Date of Termination; provided, however,
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that any payments pursuant to this Subsection 4(b) and Subsection 4(c) below shall not, in the aggregate, exceed three times Executive's average annual compensation for the five most recent taxable years that Executive has been employed by the Association or such lesser number of years in the event that Executive shall have been employed by the Association for less than five years. In the event the Association is not in compliance with its minimum capital requirements or if such payments pursuant to this Subsection 4(b) would cause the Association's capital to be reduced below its minimum regulatory capital requirements, such payments shall be deferred until such time as the Association or successor thereto is in capital compliance. At the election of Executive,

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which election is to be made prior to an Event of Termination, such payments shall be made in a lump sum as of Executive's Date of Termination. In the event that no election is made, payment to Executive will be made on a monthly basis in approximately equal installments during the remaining term of the Agreement. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

     (c) Upon the occurrence of an Event of Termination, the Association will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Association for Executive prior to his termination at no premium cost to Executive, except to the extent such coverage may be changed in its application to all Association employees. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

5.   CHANGE IN CONTROL.

     (a) For purposes of this Agreement, a "Change in Control" of the Association or Holding Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) results in a Change in Control of the Association or the Holding Company within the meaning of the Home Owners' Loan Act of 1933, as amended, the Federal Deposit Insurance Act and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Association or the Holding Company representing 25% or more of the Association's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Association purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Association or the Holding Company, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Association or the Holding Company or similar transaction occurs in which the Association or Holding Company is not the resulting entity; provided, however, that such an event listed above will be deemed to have
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occurred or to have been effectuated upon the receipt of all required regulatory approvals not including the lapse of any statutory waiting periods.

     (b) If a Change in Control has occurred pursuant to Subsection 5(a) of this Agreement or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs
(c), and (d) of this Section 5 upon his subsequent termination

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of employment at any time during the term of this Agreement due to: (1)
Executive's dismissal or (2) Executive's voluntary resignation following any demotion, loss of title, office or significant authority or responsibility, material reduction in annual compensation or benefits or relocation of his principal place of employment by more than 25 miles from its location immediately prior to the Change in Control, unless such termination is because of his death, disability, retirement or Termination for Cause.

     (c) Upon Executive's entitlement to benefits pursuant to Subsection 5(b) of this Agreement, the Association shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, a sum equal to the greater of: (1) the payments due for the remaining term of the Agreement; or 2) two (2) times Executive's average annual compensation for the five (5) most recent taxable years that Executive has been employed by the Association or such lesser number of years in the event that Executive shall have been employed by the Association for less than five (5) years. Such average annual compensation shall include Base Salary, commissions, bonuses, contributions on Executive's behalf to any pension and/or profit sharing plan, retirement payments, and fringe benefits paid or to be paid to Executive in any such year and payment of any expense items without accountability or business purpose or that do not meet the Internal Revenue Service requirements for deductibility by the Association; provided however,
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that any payment under this provision and Subsection 5(d) below shall not exceed three (3) times Executive's average annual compensation. In the event the Association is not in compliance with its minimum capital requirements or if such payments would cause the Association's capital to be reduced below its minimum regulatory capital requirements, such payments shall be deferred until such time as the Association or successor thereto is in capital compliance. At the election of Executive, which election is to be made prior to a Change in Control, such payment shall be made in a lump sum as of Executive's Date of Termination. In the event that no election is made, payment to Executive will be made in approximately equal installments on a monthly basis over a period of twenty-four (24) months following Executive's termination. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

     (d) Upon Executive's entitlement to benefits pursuant to Subsection 5(b) of this Agreement, the Association will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Association for Executive prior to his severance at no premium cost to Executive, except to the extent that such coverage may be changed in its application for all Association employees on a non-discriminatory basis. Such coverage and payments shall cease upon the expiration of twenty-four (24) months following the Date of Termination.

6.   CHANGE OF CONTROL RELATED PROVISIONS

     Notwithstanding the provisions of Section 5 of this Agreement, in no event shall the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, or any successor thereto, and in order to avoid such a result, Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times

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Executive's "base amount," as determined in accordance with said Section 280G.
The allocation of the reduction required hereby among the Termination Benefits provided by Section 5 of this Agreement shall be determined by Executive.

7.   TERMINATION FOR CAUSE.

     The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material
breach of any provision of this Agreement.   Notwithstanding the foregoing,
Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after the Date of Termination for Cause. During the period beginning on the date of the Notice of Termination for Cause pursuant to Section 8 of this Agreement through the Date of Termination for Cause, stock options granted to Executive under any stock option plan shall not be exercisable nor shall any unvested stock awards granted to Executive under any stock benefit plan of the Association, the Holding Company or any subsidiary or affiliate thereof, vest. At the Date of Termination for Cause, such stock options and any unvested stock awards shall become null and void and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause.

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8.   NOTICE.

     (a) Any purported termination by the Association or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given.).

     (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and, provided further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, in the event Executive is terminated for reasons other than Termination for Cause, the Association will continue to pay Executive his Base Salary in effect when the notice giving rise to the dispute was given until the earlier of: 1) the resolution of the dispute in accordance with this Agreement or 2) the expiration of the remaining term of this Agreement as determined as of the Date of Termination. Amounts paid under this Section 8 are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

9.   POST-TERMINATION OBLIGATIONS.

     All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with this Section 9 for one (1) full year after the earlier of the expiration of this Agreement or termination of Executive's employment with the Association. Executive shall, upon reasonable notice, furnish such information and assistance to the Association as may reasonably be required by the Association in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

10.  NON-COMPETITION AND NON-DISCLOSURE OF ASSOCIATION BUSINESS.

     (a)  Upon any termination of Executive's employment hereunder pursuant to
Section 4 of this Agreement, Executive agrees not to compete with the Association for a period of one (1) year following such termination in any city, town or county in which Executive's normal business office is located and the Association has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such

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period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Association. The parties hereto, recognizing that irreparable injury will result to the Association, its business and property in the event of Executive's breach of this Subsection 10(a) agree that in the event of any such breach by Executive, the Association, will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employees and all persons acting for or under the direction of Executive. Nothing herein will be construed as prohibiting the Association from pursuing any other remedies available to the Association for such breach or threatened breach, including the recovery of damages from Executive.

     (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Association and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Association. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Association or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Association. Further, Executive may disclose information regarding the business activities of the Association to the OTS and the Federal Deposit Insurance Corporation ("FDIC") pursuant to a formal regulatory request. In the event of a breach or threatened breach by Executive of the provisions of this Subsection 10(b), the Association will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Association or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Association from pursuing any other remedies available to the Association for such breach or threatened breach, including the recovery of damages from Executive.

11.  SOURCE OF PAYMENTS.

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Association. The Holding Company, however, unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Association are not timely paid or provided by the Association, such amounts and benefits shall be paid or provided by the Holding Company.

12.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Association or any predecessor of the Association and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this

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Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

13.  NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Association and their respective successors and assigns.

14.  MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

15.  REQUIRED PROVISIONS.

     (a) The Association may terminate Executive's employment at any time, but any termination by the Association, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 7 hereinabove.

     (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1818(e)(3) or (g)(1); the Association's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion: (i) pay Executive all or part of the compensation withheld while their contract obligations were suspended; and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

     (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C.
(S)1818(e)(4) or (g)(1), all obligations of the Association

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under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Association is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1813(x)(1) all obligations of the Association under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (e) All obligations of the Association under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution: (i) by the Director of the OTS (or his designee), the FDIC or the Resolution Trust Corporation, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. (S)1823(c); or (ii) by the Director of the OTS (or his designee) at the time the Director (or his designee) approves a supervisory merger to resolve problems related to the operations of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (f) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C.
(S)1828(k) and 12 C.F.R. (S)545.121 and any rules and regulations promulgated thereunder.

16.  REINSTATEMENT OF BENEFITS UNDER SUBSECTION 15(b).

     In the event Executive is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice described in Subsection 15(b) of this Agreement (the "Notice") during the term of this Agreement and a Change in Control, as defined in this Agreement, occurs, the Association will assume its obligation to pay and Executive will be entitled to receive all of the termination benefits provided for under Section 5 of this Agreement upon the Association's receipt of a dismissal of charges in the Notice.

17.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

18.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

19.  GOVERNING LAW.

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     The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware, but only to the extent not superseded by federal law.

20.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty
(50) miles from the location of the Association, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that
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Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.

21.  PAYMENT OF COSTS AND LEGAL FEES.

     All reasonable costs and legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Association if Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement.

22.  INDEMNIFICATION.

     (a) The Association shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and his heirs, executors and administrators) as permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Association (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

     (b) Any payments made to Executive pursuant to this Section 22 are subject to and conditioned upon compliance with 12 C.F.R. (S)545.121 and any rules or regulations promulgated thereunder.

23.  SUCCESSOR TO THE ASSOCIATION.

     The Association shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the

Association or the Holding Company, expressly and unconditionally to assume and agree to perform the Association's obligations under this Agreement, in the same manner and to the same extent that the Association would be required to perform if no such succession or assignment had taken place.

                                  SIGNATURES


     IN WITNESS WHEREOF, Great American Federal Savings and Loan Association and GA Financial, Inc. have caused this Agreement to be executed and their seals to be affixed hereunto by their duly authorized officers and directors, and Executive has signed this Agreement, on the 6th day of September, 2000.


ATTEST:                                     GREAT AMERICAN FEDERAL
                                      SAVINGS AND LOAN ASSOCIATION

/s/ Lawrence A. Michael
----------------------------

                                      By:  /s/ John M. Kish
                                           ---------------------------------
                                           John M. Kish
                                           For The Entire Board of Directors


     [SEAL]


ATTEST:                                    GA FINANCIAL, INC.

                                           (Guarantor)
/s/ Lawrence A. Michael
----------------------------


                                      By:  /s/ John M. Kish
                                           ---------------------------------
                                           John M. Kish
                                           For The Entire Board of Directors

     [SEAL]


WITNESS:                                   EXECUTIVE


/s/ Lawrence A. Michael
----------------------------
                                           /s/ Todd L. Cover
                                           ---------------------------------
                                           Todd L. Cover

                                      -13-